Exhibit 10.2

FIRST AMENDMENT, dated as of February 22, 2007 (this “Amendment”), to the Credit Agreement, dated as of July 21, 2006 (the “Credit Agreement”), among PHH CORPORATION, a Maryland corporation (the “Borrower”), the several lenders from time to time parties thereto (collectively, the “Lenders”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS, the Lenders are willing to agree to such amendments on the terms set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein (and in the recitals hereto) as defined terms are so used as so defined.

2. Amendment to Section 1 (Definitions). Section 1 of the Credit Agreement is hereby amended as follows:

(i) by deleting the following defined term in its entirety:

“Commitment Fee”;

(ii) by deleting the words “, the Commitment Fee” appearing subsequent to the words “the Loans” and prior to the words “and all other monetary” on the third line of the definition of the term “Obligations”; and

(iii) by deleting the following defined term in its entirety and substituting in lieu thereof the following new definition:

“Termination Date” shall mean December 15, 2007.

3. Amendment to Section 2.8 (Fees). Section 2.8 of the Credit Agreement is hereby amended by deleting the text of clause (a) therein in its entirety and replacing it with the word “[reserved]”.

4. Amendment to Section 2.13 (Termination and Reduction of Commitments). Section 2.13 of the Credit Agreement is hereby amended by deleting the following language from clause (d) therein:

“The Borrower shall pay to the Administrative Agent for the account of the Lenders on the date of each termination or reduction in the Total Commitment, the Commitment Fees on the amount of the Commitment so terminated or reduced accrued to the date of such termination or reduction.”

5. Amendment to Section 2.16 (Reserve Requirements; Change in Circumstances). Section 2.16 of the Credit Agreement is hereby amended by deleting the words “, Commitment Fees” which appear subsequent to the words “accrued interest” and prior to the words “and all other amounts” in the second sentence of clause (f) therein.

6. Amendment to Section 2.23 (Certain Pricing Adjustments). Section 2.23 of the Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following new Section 2.23:

“Section 2.23 Certain Pricing Adjustments.

The applicable LIBOR Spread and the applicable FFR Spread in effect from time to time shall be determined in accordance with the following table:

Level	S&P/Moody’s Rating Equivalent of the Borrower’s senior unsecured long-term debt	Applicable LIBOR Spread (in Basis Points)	Applicable FFR Spread (in Basis Points)

Level I	BBB/Baa3 or BBB-/Baa2 or better	87.5	87.5
Level II	BBB-/Baa3	100.0	100.0
Level III	BBB-/Ba1 or BB+/Baa3	125.0	125.0
Level IV	BB+/Ba1 or worse	150.0	150.0

With respect to Level I and Level II in the table above, in the event the S&P and Moody’s ratings on the Borrower’s senior non-credit enhanced unsecured long-term debt are not equivalent to each other, the higher rating of S&P and Moody’s will determine the applicable LIBOR Spread and the applicable FFR Spread, unless the ratings are more than one level apart, in which case the rating one level below the higher rating of S&P or Moody’s will be determinative. In the event that (a) the Borrower’s senior non-credit enhanced unsecured long-term debt is not rated by both of S&P or Moody’s (for any reason, including if S&P or Moody’s shall cease to be in the business of rating corporate debt obligations) or (b) if the rating system of either of S&P or Moody’s shall change, then an amendment shall be negotiated in good faith (and shall be effective only upon approval by the Borrower and the Majority Lenders) to the references to specific ratings in the table above to reflect such changed rating system or the unavailability of ratings from such rating agency (including an amendment to provide for the substitution of an equivalent or successor ratings agency). In the event that the Borrower’s senior non-credit enhanced unsecured long-term debt is not rated by either of S&P and Moody’s, then the applicable LIBOR Spread and the applicable FFR Spread shall be deemed to be calculated as if the lowest rating category set forth above applied until such time as an amendment to the table above shall be agreed to. Any increase in the applicable LIBOR Spread or the applicable FFR Spread determined in accordance with the foregoing table shall become effective on the date of announcement or publication by the Borrower or the applicable rating agency of a reduction in such rating or, in the absence of such announcement or publication, on the effective date of such decreased rating, or on the date of any request by the Borrower to the applicable rating agency not to rate its senior non-credit enhanced unsecured long-term debt or on the date any of such rating agencies announces it shall no longer rate the Borrower’s senior non-credit enhanced unsecured long-term debt. Any decrease in the applicable LIBOR Spread or the applicable FFR Spread shall be effective on the date of announcement or publication by any of such rating agencies of an increase in rating or in the absence of announcement or publication on the effective date of such increase in rating.”

7. Amendment to Section 8.2 of the Credit Agreement (Advances and Payments). Section 8.2 of the Credit Agreement is hereby amended by deleting paragraph (b) therein in its entirety and replacing it with the following paragraph:

 “(b) Any amounts received by the Administrative Agent in connection with this Agreement or the Loans the application of which is not otherwise provided for shall be applied, in accordance with each of the Lenders’ pro rata interest therein, first, to pay accrued but unpaid interest on the Loans, second, to pay the principal balance outstanding on the Loans and third, to pay other amounts payable to the Administrative Agent and/or the Lenders. All amounts to be paid to any of the Lenders by the Administrative Agent shall be credited to the applicable Lenders, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in such Lender’s correspondent account with the Administrative Agent, or as such Lender and the Administrative Agent shall from time to time agree.”

8. Representations and Warranties. On and as of the date hereof, the Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Section 3 of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties (i) are the subject of that certain Waiver, dated as of December 21, 2006, to the Credit Agreement or (ii) expressly relate to a specific earlier date in which case the Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date.

9. Termination of Commitments. The outstanding Commitments under the Credit Agreement shall be automatically terminated on the effective date of this Amendment.

10. Effectiveness of Amendment. This Amendment shall become effective as of the date:

(a) the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower and each Lender; and

(b) the Administrative Agent and each Lender shall have received all fees due and payable by the Borrower on or prior to the effectiveness of this Amendment in connection herewith.

11. Continuing Effect; No Other Amendments. Except as expressly provided herein, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect.

12. Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all its reasonable costs and out-of-pocket expenses incurred in connection with the preparation and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

13. Counterparts. This Amendment may be executed in any number of counterparts by the parties hereto (including by facsimile or electronic transmission), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

14. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.

PHH CORPORATION

By:	/s/ Mark E. Johnson
Name: Mark E. Johnson
Title: Vice President & Treasurer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Richard J. Poworoznek
Name: Richard J. Poworoznek
Title: Vice President

CITICORP USA, INC., as a Lender

By:	/s/ Kevin A. Ege
Name: Kevin A. Ege
Title: Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Karin E. Samuel
Name: Karin E. Samuel
Title: Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Todd Meller
Name: Todd Meller
Title: Managing Director